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                                                                   EXHIBIT 23(i)

         I hereby consent to the reference to me and to my opinion under the heading "Legal Matters" in Post Effective Amendment No. 1 to the Registration Statement on Form S-3 No. 333-03811 and the Prospectus which is part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                                    /s/ Paul A. Immerman

                                                    Paul A. Immerman